TYPE:     EX-99.1
SEQUENCE: 3
DESCRIPTION: FINANCIAL STATEMENTS OF HUMAN CODE, INC.

                                                                    EXHIBIT 99.1


                         Report of Independent Auditors


The Board of Directors and Shareholders
Human Code, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Human Code, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Human Code, Inc. and subsidiaries at December 31, 1999 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                               Ernst & Young LLP

Austin, Texas
March 31, 2000

                                Human Code, Inc.

                           Consolidated Balance Sheet


                                                                      DECEMBER 31,
                                                                          1999
                                                                      ------------

ASSETS
Current assets:
   Cash and cash equivalents                                          $ 2,532,981
   Accounts receivable, less allowance for doubtful accounts
     of $18,000                                                         3,572,499
   Income taxes receivable                                                 64,236
   Unbilled revenue                                                       994,949
   Prepaid expenses                                                        85,157
   Other                                                                   52,136
                                                                      -----------
Total current assets                                                    7,301,958
                                                                      -----------

Property and equipment:
   Computer and other equipment                                         2,392,006
   Furniture and fixtures                                                 671,119
                                                                      -----------
                                                                        3,063,125
Less accumulated depreciation                                          (1,266,493)
                                                                      -----------
                                                                        1,796,632
Goodwill, net of accumulated amortization of $203,123                     597,600
Other assets                                                               20,347
                                                                      -----------
Total assets                                                          $ 9,716,537
                                                                      ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued liabilities                           $ 1,997,643
   Deferred consulting services revenue                                   707,418
   Current portion of notes payable                                       360,088
                                                                      -----------
Total current liabilities                                               3,065,149
Notes payable, less current portion                                       687,599
                                                                      -----------
Total liabilities                                                       3,752,748
                                                                      -----------
Redeemable convertible preferred stock:
   Series A, $0.01 stated value; 1,500,000 shares
     authorized, issued and outstanding                                 1,500,000
   Series B, $0.01 stated value; 2,824,859 shares
     authorized, issued and outstanding                                 5,000,000
                                                                      -----------
 Total redeemable convertible preferred stock                           6,500,000
                                                                      -----------
Shareholders' deficit:
   Common stock, no par value; 15,000,000 shares authorized;
     3,108,063  issued and outstanding                                    795,173
   Accumulated deficit                                                 (1,331,384)
                                                                      -----------
Total shareholders' deficit                                              (536,211)
                                                                      -----------
Total liabilities and shareholders' deficit                           $ 9,716,537
                                                                      ===========


See accompanying notes.

                                Human Code, Inc.

                      Consolidated Statement of Operations


                                                YEAR ENDED
                                               DECEMBER 31,
                                                  1999
                                               ------------

Revenues:
   Consulting services                         $ 15,263,244
   Royalty income                                    90,424
                                               ------------
                                                 15,353,668
                                               ------------

Cost of consulting services revenues:
   Salaries and benefits                          6,914,806
   Third-party consulting fees                    1,892,423
   Content and consumables                          618,095
                                               ------------
                                                  9,425,324
                                               ------------
Gross profit                                      5,928,344
                                               ------------

Operating expenses:
   General and administrative                     4,456,515
   Sales and marketing                            1,188,275
   Depreciation and amortization                    595,362
   Research and development                         209,271
                                               ------------
Total operating expenses                          6,449,423
                                               ------------
Operating loss                                     (521,079)
Other income (expense):
   Interest expense                                 (40,179)
   Interest income                                   89,395
   Other income, net                                 15,267
                                               ------------
Loss before income taxes                           (456,596)
Income tax benefit                                  (13,600)
                                               ------------
Net loss                                       $   (442,996)
                                               ============


See accompanying notes.

                                Human Code, Inc.

                 Consolidated Statement of Shareholders' Deficit



                                                                                    Additional
                                                             Common Stock             Paid-In        Accumulated
                                                        Shares         Amount         Capital          Deficit           Total
                                                      ---------------------------------------------------------------------------
Balance at December 31, 1998                          2,641,438     $   330,573     $     3,340      $  (863,058)     $  (529,145)
                                                      ---------------------------------------------------------------------------
   Preferred stock issuance costs                            --              --          (3,340)         (25,330)         (28,670)
   Common stock issued upon purchase of Presage
     Software                                           433,125         433,125              --               --          433,125
   Common stock issued upon exercise of stock
     options                                             33,500          31,475              --               --           31,475
   Net loss                                                  --              --              --         (442,996)        (442,996)
                                                      ---------------------------------------------------------------------------
Balance at December 31, 1999                          3,108,063     $   795,173     $        --      $(1,331,384)     $  (536,211)
                                                      ===========================================================================


See accompanying notes.

                                Human Code, Inc.

                      Consolidated Statement of Cash Flows


                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1999
                                                                   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           $  (442,996)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                                      382,239
     Amortization                                                      213,123
     Changes in operating assets and liabilities, net of
       amounts acquired:
         Increase in accounts receivable                            (2,233,175)
         Increase in income tax receivable                             (64,236)
         Increase in unbilled revenue                                 (683,949)
         Increase in prepaid expenses and other assets                 (96,599)
         Increase in accounts payable and accrued
           liabilities                                               1,264,717
         Decrease in income taxes payable                              (24,364)
         Increase in deferred consulting services revenue              545,167
                                                                   -----------
Net cash used in operating activities                               (1,140,073)
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                 (1,335,789)
Net cash paid for acquisitions                                        (123,914)
                                                                   -----------
Net cash used in investing activities                               (1,459,703)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable                                            949,934
Payments on notes payable                                             (889,348)
Payments on capital lease obligations                                  (25,075)
Issuance of preferred stock, net                                     4,971,330
Issuance of common stock upon exercise of stock options                 31,475
                                                                   -----------
Net cash provided by financing activities                            5,038,316
                                                                   -----------
Increase  in cash and cash equivalents                               2,438,540
Cash and cash equivalents at beginning of year                          94,441
                                                                   -----------
Cash and cash equivalents at end of year                           $ 2,532,981
                                                                   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
   Interest                                                        $    40,179
   Income tax                                                      $    70,000


See accompanying notes.

                                Human Code, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999

1. ORGANIZATION

Human Code, Inc. (the "Company") is a Delaware Corporation formed on April 29, 1993. The Company develops interactive software products for education publishers, business clients, and consumer title publishers using strategic consulting, interface design, illustration and animation, 3D visualization, programming and audio-visual production techniques.

The Company has a history of operating losses and also of negative cash flow from operations. For the year ended December 31, 1999, net losses were $442,996 and cash used in operating activities was $1,140,073. At December 31, 1999, the Company had cash and cash equivalents of $2,532,981. Additionally, at December 31, 1999, the Company had $1,000,000 available from a revolving line of credit. (See Note 5 for a discussion of this line of credit and events which may restrict its availability to the Company during 2000.) Management believes these available sources and the projected cash flow from operations will be sufficient to fund the operations and expansion efforts of the Company through 2000. In the event available sources are not sufficient, management expects to obtain additional resources, including debt or equity, to fund its activities. There can be no assurances that available sources will be sufficient, or that management will be successful in its efforts to obtain any additional funding. If necessary, management has the willingness, intent, and ability to adjust its operations and cash expenditures to an internally sustainable level.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.

REVENUE RECOGNITION

Revenues are generally recognized on a percentage of completion basis. Unbilled revenue and deferred consulting services revenue amounts reflect the temporary differences between the amounts billed to the customers and the amount of revenue recognized.

SEGMENTS

Effective January 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information. The adoption of Statement No. 131 did not have a significant effect on the disclosure of segment information as the Company considers its business activities as a single segment.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of three to seven years. Amortization of capital leases is included in depreciation and is computed using the straight-line method over the term of the lease.

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SOFTWARE DEVELOPMENT COSTS

The Company's policy is to capitalize purchased software and eligible internally developed software costs upon achievement of technological feasibility, and subject to net realizable value considerations in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Software development costs are amortized on either a straight-line basis over the estimated useful life of the product (three years) or the ratio of current revenue to the total of current and anticipated future revenue, whichever expense is greater. No significant internally developed software costs have met this criteria and, accordingly, the Company has charged all such internally developed costs to expense as incurred in the accompanying statement of operations. During the year ended December 31, 1999, amortization expense related to capitalized software was $10,000.

GOODWILL

Goodwill associated with acquisitions is amortized using the straight-line method over its estimated useful life (generally three years).

ADVERTISING COSTS

The Company expenses advertising costs as incurred. These costs were not significant for the year ended December 31, 1999.

RESEARCH AND DEVELOPMENT

Research and development expenses are expensed as incurred.

STOCK-BASED COMPENSATION

In 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 123, Accounting for Stock-Based Compensation, which prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by Statement No. 123, the Company has elected to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25).

INCOME TAXES

The Company accounts for income taxes using the liability method as required by the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

All highly liquid investments with original maturities of less than three months when purchased are classified as cash equivalents. Cash equivalents consist primarily of U.S. Treasury Bills which mature within three months.

IMPAIRMENT OF LONG-LIVED ASSETS

Assessments of whether there has been a permanent impairment in the value of long-lived assets, including goodwill, are periodically performed by considering factors such as expected future operating results, trends and prospects, as well as the effects of demand, competition and other economic factors. The method used to determine if any impairment has occurred is first whether there has been a change in circumstances regarding the long-lived assets, followed by an analysis of cash flows and evaluation of the inherent qualitative characteristics regarding the assets in question. If an impairment is determined to have occurred as a result of these analyses, then the Company recognizes and measures that impairment generally using discounted cash flow or other measures of fair value, as appropriate.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and short-term investments. Excess cash is invested in high quality, short-term liquid money market instruments issued by highly-rated financial institutions. At December 31, 1999, $1,237,388 of the Company's cash balances was invested in short-term liquid money market instruments.

The Company extends credit based on an evaluation of the client's financial condition, and collateral is not generally required. Credit losses are provided for in the consolidated financial statements and have been consistently within management's expectation.

The following table summarizes the change in allowance for doubtful accounts for trade receivables:

     Balance at December 31, 1998                     $      --
     Additions charged to costs and expenses            118,025
     Write-off of uncollectible accounts               (100,025)
                                                      ---------
     Balance at December 31, 1999                     $  18,000
                                                      =========

For the year ended December 31, 1999, Customers A, B, and C accounted for 21%, 16%, and 10%, respectively, of the Company's total revenues.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, and borrowings. The Company believes that all of the financial instruments' recorded values approximate fair values.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, which is effective for fiscal years beginning after June 15, 2000. This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's financial statements for the year ending December 31, 2001. Management believes that this statement will not have a material impact on the Company's financial position or results of operations because of its limited use of derivative instruments.

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

3. ACQUISITION OF PRESAGE SOFTWARE DEVELOPMENT COMPANY

In March 1999, the Company acquired 100% of the outstanding common stock of Presage Software Development Company (Presage), a San Francisco Bay area developer of interactive software for the educational and entertainment markets. The purchase price was $628,206, consisting of $103,130 in cash, 433,125 shares of the Company's common stock valued at $433,125, and acquisition costs related to the transaction of $91,951. An additional $21,870 in cash and 91,875 shares of the Company's common stock will be issued to Presage stockholders one year after the purchase date subject to certain escrow provisions and contingent upon attaining certain financial performance goals. The excess of the purchase price over the fair values of the net assets acquired was $708,299 and was allocated to goodwill. The results of Presage's operations are included in the consolidated results of the Company from the date of acquisition.

The following unaudited pro forma results of operations for 1999 assumes the acquisition of Presage occurred as of January 1, 1999:

                                              1999
                                              ----

Revenues                                 $ 16,024,795
Loss from continuing operations              (240,544)
Net loss                                     (240,544)

The unaudited pro forma financial information is not necessarily indicative of the operating results that would have occurred had this acquisition been consummated as of January 1, 1999, nor is it necessarily indicative of future operating results.

4. NOTES PAYABLE

Notes payable consist of the following at December 31, 1999:

     Note payable to a bank, bearing interest at the bank's prime rate plus 1% (9.5% at December 31, 1999), due in
       monthly principal installments of approximately $4,200
       through April 2000. The note is secured by substantially
       all of the Company's fixed assets now owned or hereafter
       acquired. Proceeds from the note may only be used to
       finance fixed asset purchases related to the Company's
       move to a new office space                                          $    20,833

     Note payable to a bank, bearing interest at the bank's prime rate plus 1% (9.5% at December 31, 1999), due in monthly principal installments of approximately $2,700 through February 2001. The note is secured by

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

4. NOTES PAYABLE (CONTINUED)

       substantially all of the Company's fixed assets now
       owned or hereafter acquired. Proceeds from the note may
       only be used to finance fixed asset purchases related to
       the Company's expansion into new office space                            40,240

     Note payable to a bank, bearing interest at the bank's prime rate plus 1% (9.5% at December 31, 1999), due in
       monthly principal installments of approximately $5,600
       through June 2002. The note is secured by substantially
       all of the Company's fixed assets now owned or hereafter
       acquired. Proceeds from the note may only be used to
       finance fixed asset purchases related to the Company's
       overall expansion                                                       166,612

     Note payable to a bank, bearing interest at the bank's prime rate plus 1% (9.5% at December 31, 1999), due in
       monthly principal installments of approximately $20,800
       through December 2002. The note is secured by
       substantially all of the Company's fixed assets now
       owned or hereafter acquired. Proceeds from the note may
       only be used to finance fixed asset purchases related to
       the Company's overall expansion                                         750,000

     Note payable to Presage partner, bearing interest at 5%,
       maturing February 2001                                                   51,789

     Other note payable                                                         18,213
                                                                           -----------
                                                                             1,047,687
     Less current portion                                                     (360,088)
                                                                           -----------
     Notes payable, less current portion                                   $   687,599
                                                                           ===========

Maturities of all the Company's notes payable as of December 31, 1999 are as follows:

                              PAYMENT AMOUNT
                              --------------

2000                            $  360,088
2001                               404,283
2002                               283,316
2003                                    --
2004                                    --
Thereafter                              --
                                ----------
Total minimum payments          $1,047,687
                                ==========

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

5. LINE OF CREDIT

The Company has available a $1,000,000 revolving line of credit (the Line) which matures in July 2000. The Line is secured by substantially all of the Company's accounts receivable. The proceeds of the Line can be used for financing working capital and accounts receivable support. Interest on the Line is payable monthly at the bank's prime rate plus 0.5% (9.0% at December 31, 1999). Amounts available under the Line are subject to certain borrowing base limitations. As of December 31, 1999, there was $0 outstanding under the Line.

The Line contains restrictive covenants that require the Company to maintain certain financial ratios. The Company was in violation of the tangible net worth, current ratio and total debt to tangible net worth requirements for January 1999 and the tangible net worth requirement for February 1999. In March 1999, the Company obtained an amendment to the line agreement which modified the financial covenants. As a result, the Company was in compliance with the new covenants for the remainder of 1999. Also, the Company was in violation of the EBITDA requirement for March 2000. The Company has obtained a waiver from the lender for all of the aforementioned violations.

6. INCOME TAXES

As of December 31, 1999, the Company had federal net operating loss carryforwards of approximately $944,000 and research and development credit carryforwards of approximately $34,000. The net operating loss carryforward and research and development credit carryforward will expire beginning in 2012, if not used.

Use of the net operating losses and credit carryovers may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credit carryovers before utilization.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes are as follows:

                                                         DECEMBER 31,
                                                             1999
                                                         ------------

     Deferred tax assets:
       Tax carryforwards                                  $ 383,396
       Trademark legal costs                                 17,140
       Accrued expenses                                      41,734
       Other                                                  1,276
                                                          ---------
     Total deferred tax assets                              443,546
     Valuation allowance for deferred tax assets           (388,318)
                                                          ---------
     Total net deferred tax assets                           55,228
                                                          ---------

     Deferred tax liabilities:
       Tax over book depreciation                           (15,972)
       Prepaid expenses                                      (6,716)
       Accrual to cash differences                          (32,540)
                                                          ---------
     Total deferred tax liabilities                         (55,228)
                                                          ---------
     Net deferred tax assets                              $      --
                                                          =========

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

6. INCOME TAXES (CONTINUED)

The Company has established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of deferred tax assets based on the Company's lack of earnings history. During the year ended December 31, 1999, the valuation allowance increased by approximately $203,000. Approximately $65,000 of this increase was due to the addition of the valuation allowance of Presage. The initial recognition of the tax benefits for the Presage deferred tax asset items will first reduce goodwill, then other non-current intangible assets of the acquired entity.

The Company's provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:

                                                  YEAR ENDED
                                                 DECEMBER 31,
                                                     1999
                                                 ------------

Federal statutory rate                              (34.0)%
State taxes, net of federal benefit                  (1.2)
Permanent items                                       4.5
Nondeductible goodwill                               15.6
Research and development credit generated            (3.6)
Change in valuation allowance                        19.1
Other                                                (0.4)
                                                    -----
                                                       --%
                                                    =====

7. COMMITMENTS AND CONTINGENCIES

The Company leases its facilities under operating leases that extend through September 2008. Rental expense for operating leases amounted to $618,587 for 1999.

Future minimum lease payments required under operating leases as of December 31, 1999 are as follows:


2000                                  $1,086,643
2001                                     814,761
2002                                     342,120
2003                                     197,409
2004                                     158,721
Thereafter                               819,833
                                      ----------
Total minimum lease payments          $3,419,487
                                      ==========

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

8. 401(k) PLAN

During 1997, the Company adopted a voluntary defined contribution plan (the 401(k) Plan) which is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) Plan, domestic employees who have met certain age and service requirements may contribute a percentage of their compensation up to the maximum allowable by the IRS. Matching contributions are made at the Company's discretion. Such contributions vest ratably over four years. No employer contributions were made during 1999.

9. SHAREHOLDERS' DEFICIT

COMMON STOCK AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

The capital stock of the Company consists of common stock, Series A Convertible Preferred Stock (Series A Preferred) and Series B Convertible Preferred Stock (Series B Preferred). The holders of Series A Preferred and Series B Preferred are entitled to, among other things, voting rights, non-cumulative dividend rights, liquidation rights, redemption rights and conversion rights.

Series A Preferred is convertible into common stock at any time at the option of the holder on a one-for-one basis, subject to adjustments for future dilution. Series A Preferred automatically converts into common stock upon the closing of a firm underwritten public offering in excess of $10,000,000 at a price of not less than $5.00 per share.

Each share of Series A Preferred has a number of votes equal to the number of shares of common stock into which it is convertible. In the event of liquidation, the Series A Preferred shareholders are entitled to receive $1.00 per share, plus all declared and unpaid dividends prior to any distribution to any other shareholders. No dividends have been declared as of December 31, 1999.

In February 1999, the Company issued 2,824,859 shares of Series B Preferred at $1.77 per share for proceeds of $5,000,000, less issuance costs of $28,670. Such shares have a stated value of $0.01 per share and are convertible into common stock at any time at the option of the holder on a one-for-one basis, subject to adjustment for future dilution. Such shares automatically convert into common stock upon the closing of a firm underwritten public offering in excess of $15,000,000 at a price of not less than $5.31 per share.

Each share of Series B Preferred has a number of votes equal to the number of shares of common stock into which it is convertible. In the event of liquidation, the Series B Preferred shareholders will be entitled to receive in preference to the holders of the Series A Preferred or common stock an amount of $1.77 per share, plus all declared and unpaid dividends. No dividends have been declared as of December 31, 1999. The holders of at least 75% of the outstanding shares of Series A Preferred and Series B Preferred, voting together as a single class, may elect to require the Company to redeem all outstanding shares in three annual installments beginning on a date not earlier than February 23, 2003. The redemption price shall be $1.77 per share, plus all declared and unpaid dividends.

STOCK OPTION PLAN

The Company's 1994 Incentive Stock Option Plan (ISO) has authorized the grant of ISO options to Company personnel and non-statutory options to non-employees for up to 4,046,000 shares of the Company's common stock. Company employees are granted ISO options with ten year terms and a four year vesting period that renders the options fully exercisable at the end of the fourth year of continued employment. Upon termination, employees are eligible to exercise all vested ISO options for a period of three months following the termination date. All unvested and unexercised ISO options granted to terminated employees are returned to the Company for use in future employee grants. Certain non-employees have been granted non-statutory options that are fully vested and exercisable at the grant date. The Company has repurchase rights for unvested shares equal to the original exercise price.

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

9. SHAREHOLDERS' DEFICIT (CONTINUED)

The following table summarized the stock option activity for the periods indicated:

                                          Stock               Exercise               Weighted-Average
                                          Options             Price                  Exercise Price
                                          Outstanding         Per Share              Per Share
                                          -----------------------------------------------------------

Outstanding at December 31, 1998           1,200,500          $ .10 - 1.00           $    .58
Granted                                    1,053,597           1.00 - 3.25               1.18
Exercised                                    (33,500)           .10 - 1.00                .94
Canceled                                     (62,000)           .10 - 1.00                .99
                                           ---------
Outstanding at December 31, 1999           2,158,597            .10 - 3.25                .85
                                           =========

The following is a summary of options outstanding and exercisable as of December 31, 1999:

OPTIONS OUTSTANDING                                                             OPTIONS EXERCISABLE
------------------------------------------------------------------------   ---------------------------
                                   Weighted-Average                                          Weighted-
                                   Remaining           Weighted-                             Average
Range of         Number            Contractual         Average Exercise     Number           Exercise
Exercise Prices  Outstanding       Life (in years)     Price                Exercisable      Price
------------------------------------------------------------------------------------------------------

$ .10              575,000         5.20                $    .10             565,938          $    .10
 1.00            1,301,500         9.04                    1.00             215,281              1.00
 1.25              225,097         9.85                    1.25               8,375              1.25
 3.25               57,000         9.97                    3.25               5,000              3.25
                 ---------         ----
  .10 - 3.25     2,158,597         8.12                     .85             794,594               .36
                 =========         ====


As required by Statement 123, the Company has determined pro forma information regarding net income (loss) for its employee stock options. The fair value of these options was estimated at the date of grant using a minimum value option pricing model with the following weighted average assumptions:

                                     YEAR ENDED
                                    DECEMBER 31,
                                        1999
                                    ------------

Risk-free interest rate                 5.8%
Expected life of the options          4 years
Dividend yield                           --

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss is as follows:

                                Human Code, Inc.
             Notes to Consolidated Financial Statements (continued)

9. SHAREHOLDERS' DEFICIT (CONTINUED)

                                YEAR ENDED
                               DECEMBER 31,
                                   1999
                               ------------

Net loss - as reported          $(442,996)
Net loss - pro forma             (492,049)

Because the Statement provides for pro forma amounts for options granted beginning in 1995, the pro forma expense will likely increase in future years as the new option grants become subject to the pricing model. The weighted-average fair values of options granted during 1999 using the minimum value pricing model was $0.24.

SHARES RESERVED

Common stock reserved at December 31, 1999 consists of the following:


For exercise of stock options                        3,671,062
For conversion of Series A Preferred shares          2,824,859
For conversion of Series B Preferred shares          1,500,000
                                                     ---------
                                                     7,995,921
                                                     =========

10. SUBSEQUENT EVENTS

In February 2000, the Company acquired certain assets and assumed certain liabilities of Top Drawer Productions, Inc. (Top Drawer) for approximately $400,000 cash and 55,000 shares of the Company's common stock. This transaction has been accounted for under the purchase method of accounting. An additional 25,000 shares of the Company's common stock will be issued to Top Drawer one year after the purchase date subject to certain escrow provisions and contingent upon attaining certain financial performance goals. Following the close of the acquisition, options to purchase 76,000 shares of the Company's common stock were granted to certain Top Drawer employees. Top Drawer is an Austin-based developer of interactive software for the educational market.

In March 2000, the Company acquired certain intangible assets (Technology) of Interactive Imaging, Inc. (Interactive Imaging) for approximately $100,000 cash. This transaction has been accounted for under the purchase method of accounting. Interactive Imaging will receive an additional $90,000 cash contingent upon attaining certain Technology development goals. Following the close of the acquisition, the Company agreed to hire a certain employee of Interactive Imaging and to grant this employee options to purchase approximately 15,000 shares of the Company's common stock. Interactive Imaging is a Rochester, Minnesota-based developer of software.


11. SUBSEQUENT EVENT (UNAUDITED)

On August 9, 2000, the Company signed an Agreement and Plan of Merger whereby the Company's outstanding common stock was acquired by Sapient Corporation.

                                HUMAN CODE, INC.

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                   (UNAUDITED)


ASSETS
Current assets:
  Cash and cash equivalents .........................................................................          $ 1,073
  Accounts receivable, less allowance for doubtful accounts
     of $18 .........................................................................................            3,478
  Unbilled revenues on contracts ....................................................................            1,424
  Prepaid expenses and other current assets .........................................................              150
                                                                                                               -------
          Total current assets ......................................................................            6,125
Property and equipment, net .........................................................................            2,528
Intangible assets, net ..............................................................................              495
Other assets ........................................................................................              444
                                                                                                               -------
          Total assets ..............................................................................          $ 9,592
                                                                                                               =======
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable ..................................................................................          $ 2,803
  Accrued expenses ..................................................................................              543
  Accrued compensation ..............................................................................              427
  Debt and lease obligations, current ...............................................................            2,978
  Deferred revenues on contracts ....................................................................              411
                                                                                                               -------
          Total current liabilities .................................................................            7,162
                                                                                                               -------
Redeemable convertible preferred stock:
  Series A, $.01 stated value, 1,500,000 shares authorized, issued and outstanding ..................            1,500
  Series B, $.01 stated value, 2,824,859 shares authorized, issued and outstanding ..................            5,000
                                                                                                               -------
          Total redeemable convertible preferred stock ..............................................            6,500
                                                                                                               -------
Stockholders' deficit:
  Common stock, no par value, 15,000,000 shares authorized, 3,202,875 issued and outstanding.........              982
  Accumulated deficit ...............................................................................           (5,052)
                                                                                                               -------
          Total stockholders' deficit ...............................................................           (4,070)
                                                                                                               -------
          Total liabilities and stockholders' deficit ...............................................          $ 9,592
                                                                                                               =======


  The accompanying notes are an integral part of these Consolidated Financial
                                   Statements

                                HUMAN CODE, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)
                                   (UNAUDITED)


Revenues ....................................          $ 11,473
                                                       --------
Operating expenses:
  Project personnel costs ...................             7,747
  Selling and marketing .....................             1,661
  General and administrative ................             5,731
                                                       --------
          Total operating expenses...........            15,139
                                                       --------
Loss from operations ........................            (3,666)
Interest expense ............................               (56)
                                                       --------
Loss before income taxes ....................            (3,722)
Income taxes ................................                --
                                                       --------
          Net loss ..........................          $ (3,722)
                                                       ========


   The accompanying notes are an integral part of these Consolidated Financial
                                   Statements

                                HUMAN CODE, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           $    (3,722)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                                          513
     Changes in operating assets and liabilities, net of
       amounts acquired:
         Decrease in accounts receivable                                    95
         Increase in unbilled revenues on contracts                       (493)
         Increase in prepaid expenses and other current assets             (24)
         Increase in accounts payable and accrued
           expenses                                                      1,763
         Decrease in deferred revenues on contracts                       (285)
                                                                   -----------
Net cash used in operating activities                                   (2,153)
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                       (990)
Net cash paid for acquisitions                                            (256)
                                                                   -----------
Net cash used in investing activities                                   (1,246)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable                                              1,931
Issuance of common stock upon exercise of stock options                      8
                                                                   -----------
Net cash provided by financing activities                                1,939
                                                                   -----------
Decrease in cash and cash equivalents                                   (1,460)
Cash and cash equivalents at beginning of period                         2,533
                                                                   -----------
Cash and cash equivalents at end of period                         $     1,073
                                                                   ===========


   The accompanying notes are an integral part of these Consolidated Financial
                                   Statements

                                HUMAN CODE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) BASIS OF PRESENTATION

The unaudited financial statements as of June 30, 2000 and for the six months then ended have been prepared in accordance with generally accepted accounting principles and reflect all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for any future period or the full fiscal year.

(2) SUBSEQUENT EVENT

On August 9, 2000, the Company signed an Agreement and Plan of Merger whereby the Company's outstanding common stock was acquired by Sapient Corporation.